Exhibit 10.18

ZEVIA LLC

2011 UNIT INCENTIVE PLAN

THIRD AMENDMENT TO UNIT OPTION AGREEMENT

This Third Amendment (this “Amendment”) to the Unit Option Agreement by and between (the “Participant”) and Zevia LLC dated , as amended by the Global Amendment to Unit Option Agreements effective June 2, 2021 and the Second Amendment to Unit Option Agreement effective , 2021 and as assumed by Zevia PBC (the “Company”) and adjusted to reflect stock options of the Company on July 21, 2021 (collectively, the “Option Agreement”), is hereby entered into between the Participant and the Company effective as of November 19, 2021 (the “Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Option Agreement or the Zevia LLC 2011 Unit Incentive Plan (as amended from time to time), as applicable.

WHEREAS, the Company and the Participant desire to amend the Option Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Amendment Effective Date, the Option Agreement is hereby amended as follows:

1.
Part I of the Option Agreement is hereby amended by adding the following sentence at the end of the section entitled “Termination Period”:

“Notwithstanding the foregoing, if Participant ceases to be a Service Provider as a result of a termination due to Participant’s Retirement on or after January 17, 2022, this Option shall be exercisable until the earlier of (i) the Term/Expiration Date provided above or (ii) the fifth anniversary of the date Participant ceases to be a Service Provider.

2.
Except as expressly amended hereby, the Option Agreement shall remain in full force and effect in accordance with its terms.

3.
This Amendment is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

4. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized representatives.

[ ]	ZEVIA PBC
_________________________________	By: ________________________
Name:
Title: